Exhibit 21

                    SUBSIDIARIES OF THE SERVICEMASTER COMPANY

As of July 1, 1998, ServiceMaster had the following subsidiaries:


                                                                                                       State or Country
                                                                                                                     of
                                                                                                          Incorporation
Subsidiary                                                                                              or Organization
-----------------------------------------------------                                                 -----------------

ServiceMaster Holding Corporation..............................................................................Delaware
ServiceMaster Consumer Services Limited Partnership............................................................Delaware
ServiceMaster Consumer Services, Inc...........................................................................Delaware
TruGreen Limited Partnership...................................................................................Delaware
TruGreen, Inc..................................................................................................Delaware
Barefoot Inc. .................................................................................................Delaware
Barefoot Grass Canada, Inc. ...................................................................................Delaware
Barefoot Services L.L.C. ......................................................................................Delaware
The Terminix International Company Limited Partnership ........................................................Delaware
Terminix International, Inc ...................................................................................Delaware
ServiceMaster Residential/Commercial Services Limited Partnership .............................................Delaware
ServiceMaster Residential/Commercial Services Management Corporation...........................................Delaware
ServiceMaster Direct Distributor Company Limited Partnership ..................................................Delaware
ServiceMaster DDC, Inc ........................................................................................Delaware
Merry Maids Limited Partnership................................................................................Delaware
Merry Maids, Inc...............................................................................................Delaware
American Home Shield Corporation (1). .........................................................................Delaware
AmeriSpec, Inc. ...............................................................................................Delaware
Furniture Medic Limited Partnership ...........................................................................Delaware
Furniture Medic, Inc...........................................................................................Delaware
Rescue Rooter L.L.C............................................................................................Delaware
ServiceMaster Management Services Limited Partnership .........................................................Delaware
ServiceMaster Management Services, Inc ........................................................................Delaware
ServiceMaster Aviation Services Limited Partnership ...........................................................Delaware
ServiceMaster Aviation Management Corporation .................................................................Delaware
ServiceMaster Aviation L.L.C ..................................................................................Illinois
Premier Manufacturing Support Services Limited Partnership (2) ................................................Delaware
Quantum Resources Corporation..................................................................................Delaware
Alabama Mid-South Company......................................................................................Delaware
CMI Group, Inc ...............................................................................................Wisconsin
ServiceMaster Employer Services, Inc. (3) .....................................................................Delaware
The ServiceMaster Acceptance Company Limited Partnership ......................................................Delaware
ServiceMaster AM Limited Partnership ..........................................................................Delaware
ServiceMaster Acceptance Corporation ..........................................................................Delaware
ServiceMaster Direct Marketing Corporation.....................................................................Illinois

-------------------

(1) American Home Shield Corporation has 18 subsidiaries through which it carries on its business in the various states in which it markets its products.

(2)  Premier   Manufacturing   Support  Services   Limited   Partnership  has  7
     subsidiaries through which it carries on its business outside of the United
     States.

(3)  ServiceMaster Employer Services, Inc. has 6 subsidiaries.




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             SUBSIDIARIES OF THE SERVICEMASTER COMPANY--(CONTINUED)


ServiceMaster International Limited Partnership ...............................................................Delaware
ServiceMaster International Management Corporation ............................................................Delaware
ServiceMaster Limited. ..................................................................................United Kingdom
ServiceMaster Operations Germany GmbH ..........................................................................Germany
ServiceMaster Japan, Inc .........................................................................................Japan
TMX-Europe B.V .........................................................................................The Netherlands
Terminix Peter Cox Ltd ..................................................................................United Kingdom
Terminix Protekta B.V. .................................................................................The Netherlands
Riwa B.V ...............................................................................................The Netherlands
Anticimex Development AB (1) ....................................................................................Sweden
TMX-Schadlingsbekampfungsgesellschaft mbH (2) ..................................................................Germany
LTCS Investment Limited Partnership............................................................................Delaware
ServiceMaster Home Health Care Services Inc ...................................................................Delaware
ServiceMaster Diversified Health Services, Inc. (3) ...........................................................Delaware
ServiceMaster Diversified Health Services Limited Partnership (4) ............................................Tennessee
We Serve America, Inc .........................................................................................Delaware
TSSGP Limited Partnership. ....................................................................................Delaware
TSSGP, Inc ....................................................................................................Delaware

----------------------------

(1)  Anticimex  Development  AB has 5  subsidiaries.
(2)  The  Stenglein  group includes 2 subsidiaries.
(3)  ServiceMaster Diversified Health Services, Inc. has 4 subsidiaries.
(4)  ServiceMaster Diversified Health Services, L.P. has 29 subsidiaries.


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